SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549


SCHEDULE 14A INFORMATION
Proxy Statement
(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Materials Pursuant to  240.14a-11 or 240.14a-12

KILLEARN PROPERTIES, INC.
(Name of Registrant as specified in its Charter)

KILLEARN PROPERTIES, INC.
(Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(j)(2)
[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3)
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

   (4) Proposed maximum aggregate value of transaction:

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. I dentify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid: $125.00

   (2) Form, Schedule or Registration No.: Paper copy of Definitive Proxy Statement

   (3) Filing Parties: Killearn Properties, Inc.

   (4) Date Filed: October 17, 1995


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                        NOTICE  OF ANNUAL SHAREHOLDER MEETING




To the Shareholders of
Killearn Properties, Inc.

The 1995 Annual Meeting of Shareholders (the "Annual Meeting") of Killearn Properties, Inc., a Florida corporation (the "Company"), will be held at the Eagle's Landing Country Club, 100 Eagle's Landing Way, Stockbridge, Georgia, on Tuesday, November 21, 1995, at 10:30 A.M., eastern standard time, for the following purposes:

     (1) To elect two persons to the Company's Board of Directors, as is more fully described in the accompanying Proxy Statement, to hold office until his term of office shall expire and until his successor is duly elected and qualified; and
     (2) To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The Board of Directors has fixed the close of business on September 26, 1995, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                    By Order of the Board of Directors

                                    DAVID K. WILLIAMS
                                    Secretary

October 11, 1995

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

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Killearn Properties, Inc.
Proxy Statement
1995 Annual Meeting of Shareholders
To Be Held on November 21, 1995

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of KILLEARN PROPERTIES, INC., a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock for use at the 1995 Annual Meeting of Shareholders of the Company to be held at the Eagle's Landing Country Club, 100 Eagle's Landing Way, Stockbridge, Georgia 30281, on Tuesday, November 21, 1995, at 10:30 A.M., eastern standard time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

The Company is developing a planned community in Henry County, Georgia. The address of the Company's principal executive office is 100 Eagle's Landing Way, Stockbridge, Georgia 30281.

The Annual Report to Shareholders of the Company for the fiscal year ended April 30, 1995 (the "Annual Report"), is being mailed with this Proxy Statement to all shareholders of record of the Company as of September 26, 1995, but does not form a part hereof. Shareholders should review the information provided herein in conjunction with the Annual Report.

This Proxy Statement and the accompanying form of proxy are first scheduled to be mailed to shareholders of the Company on or about October 11, 1995.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. All proxies which are properly executed will be voted at the Annual Meeting as specified in the form of proxy. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

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

PURPOSE OF THE MEETING

At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:
     (1) To elect two persons to the Company's Board of Directors to hold office until their term of office expires and until their successor is duly elected and qualified; and
     (2) To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of all proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

Outstanding Share of
Common Stock and Voting Rights

In accordance with the provisions of the Florida Business Corporation Act and the Bylaws of the Company, the Board of Directors of the Company has fixed the close of business on September 10, 1995 as the record date (the "Record Date") for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on the Record Date will be entitled to vote.

As of the Record Date, there were issued and outstanding 1,438,733 shares of common stock of the Company, par value $.10 per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on all
matters brought before the Annual Meeting.   The presence in person or by
proxy of a majority of the shares of Common Stock shall constitute a quorum at the Annual Meeting. To be elected, nominees for Director must receive a plurality of the votes cast by holders of shares of Common Stock present or represented at the Annual Meeting. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but are not counted as votes "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

Security Ownership
By Directors and Officers

As of September 26, 1995, the beneficial ownership of shares of Common Stock by each of the Company's present directors and nominees and all of the Company's present directors and officers as a group was as set forth in the following table:

                Name and Address          Amount and Nature       Percent
Title of Class  of Beneficial Owner       of Ownership            of Class

Common          J. T. Williams, Jr.       675,666 shares  (1)     47.0%
                100 Eagle's Landing Way
                Stockbridge, GA  30281

Common          Don Fuqua                 1,695 shares    (2)      (3)
                1250 Eye St. N.W.
                Washington, DC  20005

Common          Mallory E. Horne               -0-                 (3)
                Rt. 1, Box 942
                Tallahassee, FL  32317

Common          Melvin L. Pope, Jr.         300 shares    (4)      (3)
                625 N. Adams Street
                Tallahassee, FL  32301

Common          Peter Redmon                   -0-                 (3)
                291 Country Club Road
                Peru, Indiana  46970

Common          David K. Williams          7,950 shares            (3)
                2780 Kinsail Drive
                Tallahassee, FL  32308

Common          All Directors and        685,611 shares          47.7%
                Executive Officers of
                the Company, including
                the above named individuals
                as a Group (9 persons)

(1) This figure includes 6,200 shares of Common Stock held by Mr. Williams as custodian for his children; and 136,997 shares of Common Stock held by Mr. Williams as trustee under the Company's Employee Profit-Sharing Trust.
(2) This figure includes 30 shares of Common Stock held by Mr. Fuqua's wife.
(3) Less than 1% of the number of issued and outstanding shares of Common
Stock.
(4) This figure includes 25 shares of Common Stock held by Mr. Pope's wife and 275 shares of Common Stock held by Mr.Pope as custodian for his children.

Ownership of Common Stock by Certain Beneficial Owners
The following table sets forth certain information as of September 26, 1996 with respect to all persons and entities known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding stock of the Company's Common Stock:



                    Name and Address        Amount and Nature    Percent of
Title of Class      of Beneficial Owner     of Ownership         Class


Common              J. T. Williams, Jr.     675,666 shares (1)   47.0%
                    100 Eagle's Landing Way
                    Stockbridge, Ga  30281

Common              Ben S.Branch             87,400 shares (2)    6.1%
                    239 Aubinwood Road
                    Amherst, Massachusetts  01003

Common              Southeastern Asset
                    Management, Inc.        82,000 shares  (2)    5.7%
                    Ste. 301, 860 Ridge
                    Lake Blvd.
                    Memphis, Tennessee 38119

(1) This figure includes 6,200 shares of Common Stock held by Mr. Williams as custodian for his children; and 136,997 shares of Common Stock by Mr. Williams as trustee under the Company's Employee Profit-Sharing Trust.

(2) This figure is based on certain filings made by such persons with the Securities and Exchange Commission.


ELECTION OF DIRECTORS

The business of the Company is managed by the Company's Board of Directors which, in accordance with the Company's Articles of Incorporation and Bylaws, may consist of not less than three nor more than fifthteen persons. The Board of Directors has fixed the number of directors of the Company at seven persons and, at present, there are seven persons serving on the Company's Board of Directors.

The Company's Articles of Incorporation provide that the Board of Directors shall be divided into four classes and that each class shall be as nearly equal in number as possible. As a result, the Company has four classes of directors, with one class comprised of one director and three classes comprised of two directors. Each class of the Company's directors serve for a period of four years. The term of office of two directors expires in 1999, while the terms of office of the Company's other three classes of directors will expire in 1996, 1997 and 1998, respectively.

The nominees for director intend, if elected, to hold office until their term of office expires in 1999 and until his successor is duly elected and qualified. In the event that a nominee is unable to serve for any reason, the proxies will be voted by the proxy-holders for a substitute chosen by the Board of Directors. Following the Annual Meeting, there will be one vacancy on the Board of Directors may, during the 1996 fiscal year, fill such vacancy by appointment, although it has no specific plans to do so at present.

The following table sets forth certain information with respect to the nominee for director and the directors continuing in office:

NOMINEES FOR DIRECTOR

                              Business                     Director   Term
Name              Age         Experience                   Since      Expires

J.T. Williams, Jr. 62         Chairman of the Board          1964     1999
                              and President of the
                              Company since 1970

David K. Williams  35         Executive Vice President and   1992     1999
                              Secretary  of the Company

Current Directors Whose Terms of Office Will
 Continue Subsequent to the Annual Meeting

                              Business                      Director    Term
Name            Age           Experience                    Since     Expires

Don Fuqua       62            Association Executive and     1970       1998
                              Former Member, United
                              States House of
                              Representatives

Mallory E. Horne 70           Director, P.E.R.C.,           1990       1998
                              State of Florida, Former
                              Member, Florida Senate
                              and Florida House of
                              Representatives

Melvin L. Pope, Jr.62         General Agent, North-         1977       1996
                              western Mutual Life
                              Insurance Company, for
                              more than the past twenty
                              years

Peter Redmon       55         President, Chief Executive    1983       1997
                              Officer and Director of
                              W. C. Redmon Co., a
                              manufacturer of houseware
                              products, for more than
                              the past twenty years

No family relationship exists between any of the members of the Board of Directors of the Company, or between any of the members of the Board of Directors and the officers of the Company, except that J. T. Williams, Jr., Chairman of the Board and President, is the father of David K. Williams, Director, Executive Vice President and Secretary.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

The Board of Directors
and Committees of the Board

The Board of Directors of the Company held a total of four meetings during fiscal year ended April 30, 1995. Each director attended at least three of the meetings. For fiscal 1995, each director was paid a fee for their services of $12,000. For fiscal 1996, each director will receive a fee for
their services of $12,000.   Directors are reimbursed for their out-of-pocket
expenses incurred in attending Board committee meetings.

The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Company's Board of Directors does not have a nominating committee. This function is performed by the Company's Board of Directors as a whole. No additional fees were paid by the Company to the Directors who serve on committees of the Board.

Audit Committee

The Audit Committee is comprised of Messrs. Fuqua, Horne, Pope and Redmon. During the fiscal year ended April 30, 1995, two meetings of the Audit Committee were held.

The Audit Committee's responsibility is to ascertain that the Company's financial statements reflect fairly the financial condition of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit functions of the independent auditors and reviews audit reports rendered by the independent auditors.

Compensation Committee

The Compensation Committee is comprised of Messrs. Fuqua, Horne, Pope and Redmon. During the 1995 fiscal year, two meetings of the Compensation Committee were held.

The Compensation Committee's responsibility is (i) to review all employment agreements and other compensation arrangements for all of the Company's executive officers, (ii) to review all agreements between the Company and its executive officers and directors, (iii) to review and propose incentive and other compensation plans, such as pension, retirement, profit sharing and stock option plans, for the benefit of the Company's employees, and (iv) to administer the Company's 1992 Incentive Stock Option Plan and the award of stock options to employees of the Company thereunder.

Executive Compensation

The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each other executive officer whose fiscal 1995 compensation exceeded $100,000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE


                      Annual Compensation    Long-Term Compensation All Other
                                                 Restricted Stock     Compen-
Name & Principal                                     Awards            sation
Position               Year  Salary   Bonus    Other(1) Options(#)      (2)

J.T. Williams, Jr...   1995  $176,667 $124,207 $35,000                $44,644
  President and Chief  1994  $172,362 $121,337 $49,453                $59,097
  Executive Officer    1993  $166,748 $117,594 $30,124 100,000 shares $52,304
David K. Williams      1995  $ 91,659 $ 50,000 $    0
  Executive Vice-President

(1) The amounts disclosed in this column are the post retirement obligations of the Company under Mr. Williams' Employment Agreement.

(2) The amount disclosed in this column include: (a) amounts accrued by the Company to Mr. Williams' Deferred Compensation Plan, and (b) payments by the Company of premiums for life insurance on behalf of Mr. Williams.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10 percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and beneficial owners of greater than 10 percent of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Employment Agreements

In July 1982, the Company entered into a ten year employment agreement with J.
T. Williams, Jr., Chairman of the Board and President of the Company, pursuant to which Mr. Williams performs services for the Company on a substantially full-time basis. This agreement was extended in April 1992 for an additional five years on the same terms as the 1982 Agreement. The employment agreement provided for an annual compensation to Mr. Williams for fiscal 1995 of $310,518 and provides for annual increases or decreases thereafter based on the Consumer Price Index. Approximately $186,311 of his compensation was paid by the Company to Mr. Williams as base salary during fiscal 1995 and approximately $9,644 of his compensation was accrued by the Company during fiscal 1995 as deferred compensation funded by insurance. In addition, the Company accrued $35,000 for additional deferred compensation under the agreement. (See "Deferred Compensation" below.) In addition, Mr. Williams is entitled to receive, pursuant to the employment agreement, an annual bonus equal to 10% of the pre-tax income of the Company on a cumulative basis, the payment of which is not to exceed $80,000 per year adjusted by changes in the CPI since 1982. Mr. Williams' employment agreement also provides certain other benefits to him, including the right to participate in those benefit plans of the Company which are presently made available by the Company to its executive personnel.

The employment agreement provides that the above described additional deferred compensation will be paid to Mr. Williams, beginning at retirement at the rate of $100,000 per year subject to adjustment for changes in the CPI since 1982, as retirement income for the remainder of his life. In the event that Mr. Williams dies at any time prior to the date of his retirement, the Company is obligated pursuant to the employment agreement to pay to Mr. Williams' estate or heirs, as the case may be, the full amount of such retirement income for a period of ten years after the date of his death. In the event that Mr. Williams dies at any time subsequent to the date of his retirement but prior to the date which is ten years after the date of his retirement, the Company is obligated pursuant to the employment agreement to continue to pay Mr. Williams' estate or heirs, or to such person as Mr. Williams shall designate in writing to the Company, as the case may be, the full amount of such retirement income for the remainder of such ten year period.

At present, it is anticipated that a substantial portion of such retirement income will be funded by insurance policies previously purchased by the Company.

Mr. Williams' employment agreement contains a provision which requires the Company to purchase annuities or otherwise secure all future payments to Mr. Williams under the employment agreement in the event that any person or entity unaffiliated with the Company, as of July 1982, acquires or gains control, directly or indirectly, of more than twenty percent of the voting stock of the Company, either with or without the consent of the Company's Board of Directors.

Aggregated Stock Option Exercises and Year End Option Values

The following table provides information on the value of unexercised options held by the Named Executive Officers at April 30, 1995.

                                       Value of
                Number of            In-the-Money
                Options at            Options at
                April 30, 1995(1)  April 30, 1995(2)

                  Exercisable/            Exercisable/
Name              Unexercisable           Unexercisable
J.T. Williams       100,000                 $177,500
David K. Williams     5,000                    1,250

(1) All of the options were exercisable at April 30, 1995.
(2) Values are based on the difference between the closing bid price of the Company's common stock of April 30, 1995 ($5.375) and the exercise prices of the options.

No options were exercised by the Named Executive Officer during the fiscal year ended April 30, 1995.

The Company has in effect an informal deferred compensation arrangement for
the benefit   of certain officers of the Company,  pursuant to which the
Company pays annually the premiums on life insurance policies on the lives of these officers. At age 65, these policies can be converted into annuitities to provide funds for the retirement of these officers. For each of the fiscal years ended April 30,1995, 1994 and 1993, the Company paid $9,644 in premiums on the policies for the benefit of J. T. Williams, Jr. and $9,459 for the benefit of David K. Williams.

Interest of Management and Others

According to a written policy adopted by the Company's Board of Directors, all directors, officers and employees of the Company and their associates and affiliates (as those terms are defined by the Federal Securities laws) are provided with a discount in connection with purchases of lots and/or acreage from the Company. Such sales have been entered into by the Company in the ordinary course of its business and have been made on substantially the same material terms as those generally prevailing at the time for comparable sales of lots and/or acreage to unaffiliated persons. The discount is equal to eighty percent of the brokerage commission which would otherwise be payable by the Company to its brokerage subsidiary and/or to independent real estate brokers. The brokerage commission is generally equal to ten percent of the retail purchase price for the lot or acreage being sold. The purchase price for each lot or tract purchased by the Company employees and their associates and affiliates is reduced by the amount of the eighty percent discount on the real estate commission. During the fiscal year ended April 30, 1995, no director or officer purchased a lot from the Company. It is expected that this eighty percent discount on the real estate commission will continue to be given to directors, officers and employees of the Company and their associates and affiliates in the future. The Company also has a policy that its construction division will construct homes for the officers and directors of the Company at the Company's cost plus 1%. All directors and officers are provided, with no charge, memberships in Golden Eagle Country Club, Killearn Golf and Country Club and in Eagle's Landing Country Club.

In 1986, the Company purchased a 2,600 acre parcel of real estate in Henry County, Georgia, from J. T. Williams, Jr. and a non-related third party. Pursuant to that purchase, Mr. Williams received a promissory note from the Company in the principal amount of $1,764,053 to be paid from one-half of the profits from the development and sale of the property. In April 1991, the entire balance was due; however, Mr. Williams approved the extension of the note and the Company issued new notes which are payable at prime plus 1% per annum, with a ten year amortization of the principal. During fiscal 1995, $187,617 in principal and $74,982 in interest payments were made on the note. The Company believes that the purchase price was fair and the note is at a reasonable interest rate.

                               -------------------------

The Company purchases certain of its life insurance contracts through an insurance agency which is affiliated with Melvin L. Pope, Jr., a Director of the Company. During the fiscal year ended April 30, 1995, payment for premiums on all insurance contracts arranged by this agency was $185,239. Additional insurance contracts are expected to be purchased by the Company from agency in the future.

                                -------------------------

The Board of Directors, upon the recommendation of the Audit Committee, retained the firm of BDO Seidman to serve as the Company's independent certified public accountants for the fiscal year ending April 30, 1995 and expects that such firm will be retained for the year ending April 30, 1996.

OTHER MATTERS

The management of the Company is not aware of any other business which may come before the Annual Meeting. If any additional matters are properly brought before the Annual Meeting the proxies will be voted at the discretion of the proxy-holders.

Cost of Solicitation

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by the use of the mails, certain officers, directors and regular employees of the Company may solicit proxies by use of telephones, telegrams or personal interviews. Brokers, custodians, nominees and other similar parties will be requested to send proxy materials to beneficial owners of shares of Common Stock and will be reimbursed by the Company for their reasonable out-of-pocket expenses.

Shareholder Proposals to be Presented
at Next Annual Meeting

Shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive office, 100 Eagle's Landing Way, Stockbridge, Georgia 30281, for inclusion in the Proxy Statement and Proxy relating to the 1996 Annual Meeting of Shareholders not later than Tuesday, May 21, 1996. Any such proposal must comply with all applicable laws, rules and regulations.